UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On July 28, 2005, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Ceridian Corporation (the “Company”) approved the forms of non-qualified stock option award and restricted stock award agreements for awards made to non-employee directors of the Company under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan.  Copies of such award agreements are attached hereto as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01.                                              Financial Statements and Exhibits.

(c)                                  Exhibits

10.1	Form of Ceridian Corporation Non-Qualified Stock Option Award Agreement (for Non-Employee Director Grants under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan).

10.2	Form of Ceridian Corporation Restricted Stock Award Agreement (for Non-Employee Director Awards under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Douglas C. Neve
Douglas C. Neve
Executive Vice President and Chief Financial Officer

Dated: July 28, 2005

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

10.1	Form of Ceridian Corporation Non-Qualified Stock Option Award Agreement (for Non-Employee Director Grants under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan).	Filed electronically

10.2	Form of Ceridian Corporation Restricted Stock Award Agreement (for Non-Employee Director Awards under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan).	Filed electronically